Exhibit 99.1

Allied Nevada Exploration Update on Hycroft Highlighted by 81 Meters of 2.6 g/t

Gold and 47.8 g/t Silver (3.4 g/t Gold Equivalent1)

Exploration Highlights at Hasbrouck and Wildcat; Conference Call Details

November 27, 2012 | Reno, Nevada – Allied Nevada Gold Corp. (“Allied Nevada” or the “Company”) (TSX: ANV; NYSE-Amex: ANV) is pleased to provide updated results for exploration drilling at our Hycroft, Hasbrouck (including the Three Hills deposit) and Wildcat properties prior to speaking at an industry conference on November 28, 2012.

Hycroft

Drilling at Hycroft for 2012 was focused primarily on: infill drilling to upgrade inferred resources within the reserve pit; material collection in support of engineering and ongoing metallurgical work; condemnation drilling related to new facility placement; and limited step-out drilling. All reserve in-pit drilling completed up to and including September, and intended to upgrade resources to reserve categories, will be incorporated into the resource update currently planned for the first quarter of 2013. Drilling has shifted to focus on infill and step-out drilling at Brimstone. Assays on the west periphery of the Brimstone reserve pit indicate impressive zones of mineralization, that remain open to the west, highlighted by 81 meters grading 2.6 g/t Au2 and 47.8 g/t Ag2 (3.4 g/t AuEq1), 98 meters grading 0.7 g/t Au and 45.1 g/t Ag (1.4 g/t AuEq) of mill grade material and 31 meters grading 0.5 g/t Au and 184.3 g/t Ag (3.7 g/t AuEq).

“This mineralization indicates that the Brimstone deposit remains open to the west and at depth. These recent intercept grades are some of the highest we’ve seen since the discovery of Vortex in 2009,” commented Dave Flint, VP Exploration.

A reserve and resource update is expected to be issued in the first quarter of 2013, along with an updated 43-101. The resource update will not include the intercepts highlighted above as they were completed post development of the upcoming resource update.

The material gathered in 2012 is primarily being utilized for ongoing metallurgical optimization and engineering work in association with the expansion projects. Core samples are being utilized to create large quantities of concentrate for optimization work and to provide samples for testing in offsite processing facilities.

Hasbrouck (including Three Hills)

Exploration at the Hasbrouck and Three Hills deposits near Tonopah, Nevada, was conducted, with a 53-hole drill program being concluded in October. Drilling at Hasbrouck was focused to the north of the current Hasbrouck resource, and identified potential areas of mineralization where we intend to follow up with additional drilling. At Three Hills, located 5 miles north of the Hasbrouck deposit, first pass exploration drilling on the project was completed east and south of the current resource. Assay results indicate that two areas of mineralization were identified in the program, highlighted by a 66-meter intercept grading 3.3 g/t Au and 2.4 g/t Ag (3.4 g/t AuEq), including a high-grade interval of 11 meters grading 18.5 g/t Au and 9.2 g/t Ag (18.7 g/t AuEq). As shown in previous metallurgical testing, Three Hills

1	Gold Equivalent (AuEq) is calculated using a silver to gold ratio of 57.14:1.
2	Au = gold, Ag = silver, AuEq = Gold Equivalent

mineralization typically has faster leach kinetics and better recoveries than that of Hasbrouck material. The Three Hills deposit has not been fully evaluated in the past and it is our intent to focus on adding to that resource.

“We are excited about the potential that this high grade intercept may have for the project,” comments Dave Flint. “We intend to conduct follow-up drilling to better understand the high grade potential of Three Hills deposit next year.”

Wildcat

Our initial exploration program at Wildcat was completed in October and consisted of a 49-hole drill and trench sampling program. The purpose of the program was threefold: confirm the historical resource on the property; drill test historically mined high-grade veins; and conduct first pass exploration drilling on property wide targets.

Channel sampling of the surface exposure of the historic vein material returned values of 29 m grading 3.79 g/t Au. Drilling encountered high grade gold mineralization associated with coarse gold and quartz veins in WCT-011 (1.5 m grading 24.4 g/t Au) and WCT-009 (1.5 m grading 32.2 g/t Au).

Exploration results within the historical resource confirmed mineralization. A channel sample returned 69 m grading 1.23 g/t Au in the Hero Zone. Drilling intercepted 35 m grading 0.82 g/t Au (WCT-002) and 81 m grading 1.19 g/t Au (WCT-009) in the Hero Zone, and 73 m grading 0.60 g/t Au (WCT-021) and 62 m grading 0.57 g/t Au (WCT-028) in the Main Hill Zone. Step out drilling north of Main Hill, which included drill holes WCT-012 and WCT-022 (47 m grading 0.94 g/t Au and 96 m grading 0.42 g/t Au). Drilling in the Money Zone, west of Main Hill, intercepted 27 m grading 0.76 g/t Au (WCT-038). These holes demonstrate potential outside the known historical resource, and will be followed-up with later exploration programs.

For a full list of the assay results for the 2012 drill programs at Hycroft, Hasbrouck and Wildcat, please see our website at www.alliednevada.com.

Allied Nevada maintains a strict quality control program at all of its projects. Drill samples are gathered on-site and validated by Allied Nevada geologists to be shipped to ALS Chemex and Inspectorate assay laboratories in Reno, Nevada. Gold and silver analyses are conducted on 1-assay ton prepped samples with gold determined using industry standard fire assay methods with an atomic absorption finish. Gold over limits and silver are determined using fire assay with a gravimetric finish.

Conference Call Information

Allied Nevada will host a conference call to discuss exploration developments on December 6, 2012, at 8:00 am PT (11:00 am ET) followed by a question and answer session. A presentation that will accompany the call will be made available on our website at www.alliednevada.com.

To access the call, please dial:

Canada & US toll-free – 1-800-814-4860

Outside of Canada & US – 1-416-644-3416

Replay (available until December 20, 2012):

Access code: 4579122#

Canada & US toll-free – 1-877-289-8525

Outside of Canada & US – 1-416-640-1917

An audio recording of the call will be archived on our website at www.alliednevada.com.

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For further information on Allied Nevada, please contact:

Scott Caldwell	Tracey Thom
President & CEO	Vice President, Investor Relations
(775) 358-4455	(775) 789-0119

or visit the Allied Nevada website at www.alliednevada.com.

Cautionary Statement Regarding Forward Looking Information

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933 and the U.S. Securities Exchange Act of 1934 (and the equivalent under Canadian securities laws), that are intended to be covered by the safe harbor created by such sections. Such forward-looking statements include, without limitation, statements regarding the results and indications of exploration drilling currently underway at Hycroft, Hasbrouck/Three Hills or Wildcat; the potential for confirming, upgrading and expanding gold and silver mineralized material at Hycroft, Hasbrouck/Three Hills or Wildcat; resource estimates and the timing of the release of updated estimates; estimates of gold and silver grades; and other statements that are not historical facts. Forward-looking statements address activities, events or developments that Allied Nevada expects or anticipates will or may occur in the future, and are based on current expectations and assumptions. Although Allied Nevada management believes that its expectations are based on reasonable assumptions, it can give no assurance that these expectations will prove correct. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among others, risks that Allied Nevada’s exploration and property advancement efforts will not be successful; risks relating to fluctuations in the price of gold and silver; the inherently hazardous nature of mining-related activities; uncertainties concerning reserve and resource estimates; uncertainties relating to obtaining approvals and permits from governmental regulatory authorities; and availability and timing of capital for financing the Company’s exploration and development activities, including the uncertainty of being able to raise capital on favorable terms or at all; as well as those factors discussed in Allied Nevada’s filings with the U.S. Securities and Exchange Commission (the “SEC”) including Allied Nevada’s latest Annual Report on Form 10-K and its other SEC filings (and Canadian filings) including, without limitation, its latest Quarterly Report on Form 10-Q. The Company does not intend to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

The technical contents of this news release have been prepared under the supervision of Donald A. Harris, a Certified Professional Geologist with American Institute of Professional Geologists (A.I.P.G.), #10819, who is Manager of Exploration, Hycroft for Allied Nevada Gold Corp. and is a Qualified Person as defined by National Instrument 43-101. For further information regarding the quality assurance program and the quality control measures applied, as well as other relevant technical information, please see the Hycroft Technical Report dated October 5, 2011, filed with SEDAR at www.sedar.com.

Cautionary Note to U.S. Investors – This press release uses the terms “inferred” “resources.” We advise U.S. investors that while these terms are recognized and required by Canadian regulations, the SEC does not recognize them. “Inferred mineral resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an “inferred mineral resource” will ever be upgraded to a higher category. Under Canadian rules, estimates of “inferred mineral resources” may not form the basis of a feasibility study or prefeasibility studies, except in rare cases. The SEC normally only permits issuers to report mineralization that does not constitute “reserves” as in-place tonnage and grade without reference to unit measures. U.S. investors are cautioned not to assume that any part or all of a measured, indicated or inferred resource exists or is economically or legally mineable. U.S. Investors are urged to consider closely the disclosure in our Form 10-K which may be obtained from our website or the SEC website at http://www.sec.gov/edgar.shtml.

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